UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

RBS GLOBAL, INC.	REXNORD LLC
(Exact name of Registrant as specified in its charter)	(formerly Rexnord Corporation)
(Exact name of Registrant as specified in its charter)

Delaware	Delaware
(State of Incorporation)	(State of Incorporation)

333-102428-08	033-25967-01
(Commission File Numbers)

01-0752045	04-3722228
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

4701 Greenfield Avenue
Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

(414) 643-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(b) Resignation of Directors and Certain Officers

On September 14, 2009, RBS Global, Inc. (“RBS Global”), the parent company of Rexnord LLC (“Rexnord”), announced that, effective September 11, 2009, Robert A. Hitt resigned as Chief Executive Officer of RBS Global and Rexnord, and resigned from the board of directors of each of RBS Global and Rexnord.

5.02(c) Appointment of Officers

On September 14, 2009, the Company announced that, effective September 11, 2009, Todd A. Adams was appointed President and Chief Executive Officer of RBS Global and Rexnord. RBS Global also announced that Mr. Adams will be nominated for election as a member of the board of directors of each of RBS Global and Rexnord at each board’s next meeting. Mr. Adams, 38 years old, joined Rexnord in 2004 as Vice President, Treasurer & Director of Financial Reporting, and was appointed as Senior Vice President & Chief Financial Officer in 2008. Since 2009, Mr. Adams has also served as President of Rexnord’s Water Management platform. Prior to joining Rexnord, Mr. Adams held various senior financial roles with The Boeing Company, APW Limited, and Idex Corporation.

In connection with Mr. Adams’ appointment as President and Chief Executive Officer of RBS Global and Rexnord, the compensation committee of RBS Global approved an increase of Mr. Adams’ annual base salary to $500,000 and a target bonus of 100% of his base salary. In addition, the compensation committee of Rexnord Holdings, Inc., the parent company of RBS Global and Rexnord, approved the grant to Mr. Adams of options to purchase an additional 120,000 shares of common stock of Rexnord Holdings, Inc. (subject to the terms and conditions of Rexnord Holdings, Inc.’s 2006 Stock Option Plan and its standard vesting requirements).

On September 14, 2009, the Company also announced that, effective September 11, 2009, George C. Moore, Executive Vice President of RBS Global and Rexnord, will be assuming the role of Acting Chief Financial Officer of both RBS Global and Rexnord while an external search for a new Chief Financial Officer of the companies is completed. Mr. Moore, 54 years old, served as Chief Financial Officer of the Company from 2006 to 2008. Prior to joining the Company, Mr. Moore, served as Executive Vice President and Chief Financial Officer of Maytag Corporation, a position he had held since 2003. Prior to that, Mr. Moore was Group Vice President of Finance at Danaher Corporation.

5.02(e) Compensatory Arrangements of Officer

Information regarding Mr. Adams’ compensatory arrangements is contained in the response to Item 5.02(c) above, which information is incorporated in this Item 5.02(e) by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release Issued by RBS Global on September 14, 2009

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 14th day of September, 2009.

REXNORD LLC

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Co-registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 14th day of September, 2009.

RBS GLOBAL, INC.

By:	/s/ Patricia Whaley
Patricia Whaley
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release Issued by RBS Global on September 14, 2009